UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2014

Bimini Capital Management, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 3296
(Address of principal executive offices) (Zip code)

(772) 231-1400
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Bimini Capital Management, Inc. (the “Company”) held on June 11, 2014 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of one Class II director, and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  As of April 15, 2014, the record date for the annual meeting of stockholders, there were 12,327,120 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Class II Director. Based on the results presented below, Mr. Robert E. Cauley was elected to our Board to serve until the 2017 annual meeting of the Company’s stockholders or until his successor is elected and qualified

				Broker
Nominees for Director	For	Against	Abstain	Non-Votes
Robert E. Cauley	5,245,479	33,591	67,577	5,528,807

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain
10,414,337	154,775	306,342

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMINI CAPITAL MANAGEMENT, INC.
Date: June 11, 2014	By: /s/ Robert E. Cauley Name: Robert E. Cauley Title: Chairman and Chief Executive Officer